Exhibit 10.4

BILL OF SALE AND

ACKNOWLEDGEMENT OF CLOSING OF

SPIN-OFF AGREEMENT

This Bill of Sale and Acknowledgement of Closing of Spin-Off Agreement (this “Bill of Sale”) is made as of October 9, 2021 (the “Effective Date”), by Electronic Servitor Publication Network Inc. (formerly CannAssist International Corp.), a Delaware corporation (“Seller”), in favor of Mark Palumbo, an individual (“Purchaser”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Spin-Off Agreement (defined below).

RECITALS

WHEREAS, this Bill of Sale is being delivered pursuant to that certain Spin-Off Agreement, dated as of July 23, 2021, by and among Seller, Purchaser and the other parties thereto (the “Spin-Off Agreement”);

WHEREAS, under the original terms of the Spin-Off Agreement, the sale of 100% of the issued and outstanding membership units (the “Units”) of Xceptor LLC (“Xceptor”) by the Seller to the Purchaser contemplated by the Spin-Off Agreement is conditioned upon (1) the concurrent satisfaction of the obligations of the parties under (a) the Technology License Agreement, attached hereto as Exhibit A and incorporated herein by reference (the “License Agreement”), and (b) the Change-in-Control Agreement, attached hereto as Exhibit B and incorporated herein by reference (the “Change-in-Control Agreement”); (2) effectuating a change in the corporate name of the Company as determined by the Purchaser; and (3) the resignation of the existing officers and director of the Company and the appointment of new officers and directors of the Seller designated by the Purchaser (collectively, the “Related Transactions”).

WHEREAS, the parties wish to amend the conditions of Closing of the Spin-Off Agreement such that the Closing of the Spin-Off Agreement shall not be conditioned upon Closing of the Change-in-Control Agreement, whose Closing shall occur at a time to be determined by the parties thereto (the “Waiver”);

WHEREAS, the Closing of the Spin-Off Agreement, subject to the Waiver, is conditioned upon (1) obtaining all necessary consents and approvals from the Board of Directors of the Company and its shareholders necessary to effectuate the sale of the Units by the Seller as well as the Related Transactions; (2) the completion of all actions necessary to comply with applicable law in order to effectuate the sale of the Units; and (3) obtaining requisite approval from the SEC, FINRA and the Secretary of State of Delaware, respectively, of the Related Transactions as necessary and appropriate (the “Closing Conditions”);

WHEREAS, the parties wish to acknowledge that the Closing Conditions have been satisfied and, as a result, Seller hereby assigns, transfers, conveys and delivers to Purchaser the Units in accordance with the terms and conditions of the Spin-Off Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and agreements contained herein, in the Spin-Off Agreement, in the Related Transactions and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Party hereby acts and agrees as follows:

1.       Waiver. The parties agree that the conditions of Closing of the Spin-Off Agreement shall be amended such that the Closing of the Spin-Off Agreement shall not be conditioned upon Closing of the Change-in-Control Agreement, whose Closing shall occur at a time to be determined by the parties thereto (the “Waiver”).

2.       Satisfaction of Closing Conditions. The parties hereby acknowledge that the Closing Conditions, as amended by the Waiver, have been satisfied.

3.       Conveyance of the Units. In accordance with the terms and subject to the conditions of the Spin-Off Agreement, effective as of the Effective Date, Seller hereby absolutely, unconditionally and irrevocably grants, bargains, sells, conveys, transfers, assigns, sets over and delivers to Purchaser and its successors and assigns, free and clear of any liens, all of the Units, and all rights, titles and interests of any kind or character therein with all appurtenances thereto, whether or not such rights, titles and interests are now existing or come into existence hereafter, and whether or not such rights, titles and interests are now known, recognized or contemplated, and any and all goodwill associated with the foregoing, TO HAVE AND TO HOLD, unto Purchaser, its successors and assigns forever.

4.       Termination of Palumbo License. The parties hereby acknowledge that the certain Technology License Agreement entered into by and between the Seller and Purchaser dated April 29, 2019 (the “Palumbo License Agreement”) is terminated and the Seller hereby absolutely, unconditionally and irrevocably grants, bargains, sells, conveys, transfers, assigns, sets over and delivers to Purchaser and its successors and assigns, free and clear of any liens, all rights to the underlying Intellectual Property (as defined in the Palumbo License Agreement), and all rights, titles and interests of any kind or character therein with all appurtenances thereto, whether or not such rights, titles and interests are now existing or come into existence hereafter, and whether or not such rights, titles and interests are now known, recognized or contemplated, and any and all goodwill associated with the foregoing, TO HAVE AND TO HOLD, unto Purchaser, its successors and assigns forever.

5.       Additional Rights and Obligations of the Parties. This Bill of Sale is made subject to and with the benefit of the respective provisions of the Spin-Off Agreement. The parties hereby agree and acknowledge that the execution and delivery of this Bill of Sale shall not expand, impair, supersede, modify, limit, extend, diminish, amend or in any way affect any of the rights, obligations, agreements, covenants, representations, warranties or indemnities contained in the Spin-Off Agreement, which shall remain in full force and effect to the full extent provided therein. Other than as set forth under the Waiver agreed to herein, in the event of any conflict or inconsistency between the terms of the Spin-Off Agreement and the terms hereof, the terms of the Spin-Off Agreement shall govern.

6.       Counterparts.       The execution of this Bill of Sale and any other agreement or instrument entered into in connection with this Bill of Sale, and any amendment hereto or thereto, may be evidenced by way of a facsimile, portable document format (.pdf) transmission or electronic production or reproduction, photostatic or otherwise, of the relevant signatory’s signature, and such facsimile, portable document format (.pdf) or electronic production or reproduction signature shall be deemed to constitute the original signature of such signatory.

7.       Descriptive Headings.       The descriptive headings of this Bill of Sale are for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

8.       Governing Law.       This Bill of Sale shall be governed by and construed in accordance with the Laws of the State of Delaware applicable to contracts made and performed in such state, without regard to any applicable principles of conflicts of law that might require the application of the Laws of any other jurisdiction.

9.       Successors and Assigns.       This Bill of Sale, and all the terms and provisions hereof, shall inure to the benefit of, and be binding upon, the assigns, successors, heirs, executors and administrators of each party, as applicable, to the extent provided in the Spin-Off Agreement.

10.     Reformation; Severability. In case any term or other provision of this Bill of Sale shall be invalid, illegal or unenforceable, such provision shall be reformed to best effectuate the intent of each party and permit enforcement thereof, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. If such provision is not capable of reformation, it shall be severed from this Bill of Sale, and the enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

11.     Further Assurances. Seller agrees to cooperate with Purchaser and to execute and deliver such further instruments and documents and, at Purchaser’s expense, do all such further acts and things as Seller may reasonably be requested to do from time to time by Purchaser in order to carry out the provisions and objectives of this Bill of Sale.

* * * * *

IN WITNESS WHEREOF, each party has duly executed this Bill of Sale as of the date first written above.

SELLER:

ELECTRONIC SERVITOR PUBLICATION NETWORK INC.
(formerly CannAssist International Corp.),
a Delaware corporation

By:	/s/ Jonathan Sweetser
Name:	Jonathan Sweetser
Title:	Chief Executive Officer

PURCHASER:

MARK PALUMBO,
an individual

By:	/s/ Mark Palumbo
Name:	Mark Palumbo